As filed with the Securities and Exchange Commission on June 8, 2020
Registration Number 333-227475

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1 ON FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________
Exicure, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	81-5333008 (I.R.S. Employer Identification Number)
8045 Lamon Avenue
Suite 410
Skokie, IL 60077
(847) 673-1700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company
251 Little Falls Drive
Wilmington, DE 19808
(866) 403-5272
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Barbara Kosacz
Marc A. Recht
Courtney T. Thorne
Cooley LLP
500 Boylston Street
Boston, Massachusetts 02116
(617) 937-2300
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
This filing constitutes a post-effective amendment to the registration statement on Form S-1 (File No. 333-227475), which was declared effective on October 5, 2018. This post-effective amendment shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, or on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c), may determine.

EXPLANATORY NOTE
On September 21, 2018, the registrant filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1, (File No. 333-227475), which was declared effective by the SEC on October 5, 2018, to register for resale by the selling stockholders named in the prospectus up to 5,034,683 shares of the registrant’s common stock, par value $0.0001.
This post-effective amendment No. 1 to Form S-1 on Form S-3 is being filed by the registrant to convert the Form S-1 into a registration statement on Form S-3, and contains an updated prospectus relating to the offering and sale of the shares of common stock that were registered for resale on the Form S-1.
All applicable filing fees payable in connection with the registration of the shares of the common stock covered by the Form S-1 were previously paid by the registrant at the time of the original filing of the registration statement on Form S-1.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 8, 2020
PRELIMINARY PROSPECTUS
5,034,683 Shares of Common Stock

This prospectus relates to resale by the selling stockholders identified in this prospectus of up to an aggregate of 5,034,683 shares of our common stock, par value $0.0001 per share, which includes (i) 4,889,217 shares that were privately issued to certain selling stockholders through a private placement offering completed on August 22, 2018 and (ii) 145,466 shares that were privately issued to certain selling stockholders in connection with consulting services on February 1, 2018. We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of these shares by the selling stockholders.
The selling stockholders identified in this prospectus may offer the shares of common stock being offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the section “Plan of Distribution.”
We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. The selling stockholders are responsible for all selling commissions and transfer taxes related to the offer and sale of their shares.
Our common stock is listed on the Nasdaq Capital Market under the symbol “XCUR.” On June 5, 2020, the last reported sale price of our common stock on the Nasdaq Capital Market was $2.96 per share.
We are an “emerging growth company” as defined under federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements. Please see “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should review carefully the risks and uncertainties incorporated by reference herein under the heading “Risk Factors” on page 5 of this prospectus and under similar headings in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission that is incorporated by reference herein.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is , 2020.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may from time to time, in one or more offerings, sell the common stock described in this prospectus.
We are responsible for the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus and your reliance on any unauthorized information or representation is at your own risk. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our common stock. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.
For investors outside the United States: Neither we nor the selling stockholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.
All trademarks, service marks and trade names appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus (as supplemented and amended), including the financial data and related notes, risk factors and other information incorporated by reference in this prospectus before making an investment decision.
Unless otherwise stated or the context otherwise indicates, references to “Exicure,” the “Company,” “we,” “our,” “us,” or similar terms refer to Exicure, Inc. and our wholly-owned subsidiary, Exicure Operating Company. Exicure Operating Company, which we refer to as “Exicure OpCo,” holds all material assets and conducts all business activities and operations of the Company.
Overview
We are a clinical-stage biotechnology company developing therapeutics for immuno-oncology, genetic disorders and other indications based on our proprietary Spherical Nucleic Acid, or SNA, technology. SNAs are nanoscale constructs consisting of densely packed synthetic nucleic acid sequences that are radially arranged in three dimensions. We believe the design of our SNAs gives rise to distinct chemical and biological properties that may provide advantages over other nucleic acid therapeutics and enable therapeutic activity outside of the liver. We are working to advance our SNA therapeutic candidates through multiple clinical trials, including the ongoing Phase 1b/2 trial of AST-008 in cancer patients.
We believe that one of the key strengths of our proprietary SNAs is that they have the potential to enter a number of different cells and organs. We have shown in preclinical studies that SNAs may have therapeutic potential in neurology, ophthalmology, pulmonology, and gastroenterology. As a consequence, we have expanded our pipeline into neurology, and are conducting early stage research activities in ophthalmology, pulmonology, and gastroenterology.
Risks Associated with our Business
Our business is subject to numerous risks, as described under the heading “Risk Factors” contained herein, and under similar headings in the documents that are incorporated by reference into this prospectus.
Additional Information
For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the SEC on March 10, 2020 our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 as filed with the SEC on May 14, 2020 and our other Quarterly Reports and our Current Reports on Form 8-K as filed with the SEC, as described in the section titled “Incorporation of Certain Information by Reference.”
Corporate Information
We were originally incorporated in the State of Delaware on February 6, 2017 under the name “Max-1 Acquisition Corporation.” Prior to the Merger (as defined below), Max-1 was a “shell” company registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, with no specific business plan or purpose until it began operating the business of Exicure Operating Company, or Exicure OpCo, through a transaction on September 26, 2017, or the Merger. Exicure OpCo was originally formed as a limited liability company under the name AuraSense Therapeutics, LLC in the State of Delaware in June 2011 and was a clinical-stage biotechnology company developing gene regulatory and immuno-oncology therapeutics based on its proprietary SNA technology. AuraSense Therapeutics, LLC was subsequently converted into AuraSense Therapeutics, Inc., a Delaware corporation, on July 9, 2015, and changed its name on the same date to Exicure, Inc. Immediately after giving effect to the Merger and the initial closing of a private placement transaction on September 26, 2017, the business of Exicure OpCo became our business.

Our corporate headquarters are located at 8045 Lamon Avenue, Suite 410, Skokie, Illinois 60077, and our telephone number is (847) 673-1700. Our website is www.exicuretx.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of relief from some of the reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

•
being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

•
not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
We may take advantage of some or all of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until December 31, 2023 or, if earlier, (1) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion or in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th and (2) the date on which we have issued more than $1 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some but not all of these reduced burdens. For example, we have taken advantage of the exemption from auditor attestation on the effectiveness of our internal control over financial reporting. To the extent that we take advantage of these reduced burdens, the information that we provide stockholders may be different than you might obtain from other public companies in which you hold equity interests.
In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.
We are also a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Exchange Act. We may remain a smaller reporting company until we have a non-affiliate public float in excess of $250 million and annual revenues in excess of $100 million, or a non-affiliate public float in excess of $700 million, each as determined on an annual basis. Even after we no longer qualify as an emerging growth company, we may still qualify as a smaller reporting company, which would allow us to take advantage of many of the same exemptions from disclosure requirements.

THE OFFERING
The selling stockholders named in this prospectus may offer and sell up to 5,034,683 shares of our common stock. Our common stock is currently listed on the Nasdaq Capital Market under the symbol “XCUR.” Shares of common stock that may be offered under this prospectus, when issued, will be fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling stockholders of any of the securities covered by this prospectus. When we refer to the selling stockholders in this prospectus, we are referring to certain investors under the subscription agreements with the Company in connection with the closing of the private placement on August 22, 2018 as well as certain investors that were privately issued securities in the Company on February 1, 2018 in connection with consulting services, and, as applicable in each case, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2019 and incorporated by reference into this prospectus as updated by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus. Each of the risk factors described in the documents referenced above could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus and the documented incorporated by reference, including statements regarding our future financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “positioned,” “potential,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology.
We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2019 and incorporated by reference into this prospectus as updated by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, regarding, among other things:

•
our expectations regarding the impact of the ongoing coronavirus 2019, or COVID-19, pandemic including the expected duration of disruption and immediate and long-term delays, interruptions or other adverse effects to clinical trials, delays in regulatory review, preclinical research and development, collaboration and partnership programs, manufacturing and supply chain interruptions, adverse effects on healthcare systems and disruption of the global economy, and the overall impact of the coronavirus pandemic on our business, financial condition and results of operations;

•	our estimates of expenses, ongoing losses, future revenue and capital requirements, including our expectations relating to our needs for additional financing;

•
the initiation, timing, progress and results of our current and future preclinical studies, clinical trials, collaboration and partnership programs, including our ongoing clinical trials and any planned clinical trials for AST-008 or any of our product candidates, and the research and development programs we pursue;

•	our ability to advance our product candidates into, and successfully complete, clinical trials;

•
the timing and likelihood of regulatory filings for our current and future product candidates including any Investigational New Drug, or IND, application, Investigational Medicinal Product Dossier, or IMPD, Clinical Trial Application, or CTA, New Drug Application, or NDA, or other regulatory submissions;

•
our ability to obtain and maintain regulatory approval of our product candidates in the indications for which we plan to develop them, and any related restrictions, limitations or warnings in the label of an approved drug or therapy;

•
the size and growth potential of the markets for our product candidates, if approved, and the rate and degree of market acceptance of our product candidates, including reimbursement that may be received from payors;

•
the diversion of healthcare resources away from the conduct of clinical trials as a result of the ongoing COVID-19 pandemic, including the diversion of hospitals serving as our clinical trial sites and hospital staff supporting the conduct of our clinical trials;

•
the interruption of key clinical trial activities, such as clinical trial site monitoring, due to limitations on travel, quarantines or social distancing protocols imposed or recommended by federal or state governments, employers and others in connection with the ongoing COVID-19 pandemic;

•
our dependence on current and future collaborators for advancement of therapeutic candidates pursuant to the terms of such collaborations, including ability to obtain and maintain regulatory approval and commercialization, if approved;

•	the status of clinical trials, development timelines and discussions with regulatory authorities related to product candidates under development by us and our collaborators;

•	our receipt and timing of any milestone payments or royalties under any current or future research collaboration and license agreements or arrangements;

•	our ability to identify and develop therapeutic candidates for treatment of additional disease indications;

•	the rate and degree of market acceptance of any approved therapeutic candidates;

•	the commercialization of any approved therapeutic candidates;

•	the implementation of our business model and strategic plans for our business, technologies and therapeutic candidates;

•	our ability to obtain additional funds for our operations;

•
our ability to obtain and maintain intellectual property protection for our technologies and therapeutic candidates and our ability to operate our business without infringing the intellectual property rights of others;

•	our reliance on third parties to conduct our preclinical studies and clinical trials;

•	our reliance on third party supply and manufacturing partners to supply the materials and components for, and manufacture, our research and development, preclinical and clinical trial supplies;

•	our expectations regarding our ability to attract and retain qualified key management and technical personnel;

•	our expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

•	statements regarding our internal controls;

•	the impact of government laws and regulations as well as developments relating to our competitors or our industry; and

•	other factors that may impact our financial results.
These risks are not exhaustive. Other sections of this prospectus or the documents incorporated by reference may include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.
You should carefully read this prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS
We are filing the registration statement of which this prospectus forms a part to permit the holder of the shares of our common stock described in the section entitled “Selling Stockholder” to resell such shares of common stock. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders named in this prospectus.

SELLING STOCKHOLDERS
On August 22, 2018, we entered into subscription agreements with several accredited investors, pursuant to which we agreed to issue and sell a total of 4,889,217 shares of our common stock, at a purchase price of $4.50 per share, resulting in approximately $22 million in gross proceeds to the Company, which we refer to herein as the August 2018 Private Placement. In addition, on February 1, 2018, we privately issued 145,466 shares of our common stock to certain selling stockholders in connection with consulting services provided by such selling stockholders. The investors under the subscription agreements with the Company in the August 2018 Private Placement as well as the certain investors that were privately issued securities of the Company in connection with consulting services are among the selling stockholders described in this prospectus.
The selling stockholders listed in the table below may use this prospectus for the resale of shares of common stock being registered hereunder, although no selling stockholder is obligated to sell any such shares of common stock. The following table sets forth the name of each selling stockholder, the number and percentage of our outstanding shares of common stock beneficially owned by the selling stockholders as of August 22, 2018. The registration of the common stock of the selling stockholders through this prospectus constitutes a secondary offering and is not an offering by or on our behalf. We will not receive any proceeds from the resale of the common stock by the selling stockholders.
Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated below, to our knowledge, the selling stockholder named in the table has sole voting and/or investment power with respect to the securities beneficially owned. Except as disclosed in the footnotes below, none of the selling stockholders has been an officer or director of ours or any of our predecessors or affiliates within the past three years. Except as disclosed in the footnotes below, no selling stockholder had a material relationship with the Company or any of its affiliates within the last three years.
The following table and the accompanying footnotes are based in part on information supplied to us by the selling stockholders. The selling stockholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their warrant shares or other securities since the date on which the information in the table below if presented. The table and footnotes assume that the selling stockholders will sell all of the shares listed. However, because the selling stockholders may sell all, some or none of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. We do not know how long the selling stockholders will hold the shares before selling them. The shares covered hereby may be offered from time to time by the selling stockholders. The percentage of shares owned after the offering is based on 44,344,038 shares of our common stock outstanding as of August 31, 2018 and all information in the following table and the accompanying footnotes is as of August 31, 2018 unless otherwise indicated.

	Before Offering		Number of Shares Being Offered	After Offering
Name of Selling Stockholders	Number of Shares Held	Percentage		Number of Shares Held(1)	Percentage (1)
Sphera Global Healthcare Master Fund	693,111	1.56%	693,111	---	*
Raymond James Cust FBO Trevor Colby Roth IRA	448,555	1.01%	444,444	---	*
Gakasa Holdings LLC	1,277,777	2.88%	444,444	---	*
Broadfin Healthcare Master Fund, Ltd	333,333	*	333,333	---	*
KAT Exicure LLC	303,000	*	303,000	---	*
Landsberger Family Trust FBO John Landsberger	222,222	*	222,222	---	*
Michael Thesman Living Trust DTD 8/7/2014	222,222	*	222,222	---	*
J. Goldman Master Fund, L.P.	222,222	*	222,222	---	*
Wexford Spectrum Investors LLC	222,222	*	222,222	---	*
Sphera Biotech Master Fund, L.P.	177,777	*	177,777	---	*
James Cannon	166,666	*	166,666	---	*
Timothy McInerney	165,000	*	165,000	---	*
Koyote Capital LLC	115,000	*	115,000	---	*
Anthony J. Gerace Revocable Trust	111,111	*	111,111	---	*
Taylor International Fund, Ltd.	111,111	*	111,111	---	*
Jay Moorin	100,000	*	100,000	---	*
The Del Mar Consulting Group, Inc.(2)	98,800	*	98,800	---	*
Brio Capital Master Fund Ltd.	65,000	*	65,000	---	*
Sio Partners, LP	58,902	*	58,902	---	*
Brian Eisner	55,555	*	55,555	---	*
Bruce Treitman	55,555	*	55,555	---	*
Doug Baron	55,555	*	55,555	---	*
Mark Tompkins (3)	1,649,000	3.72%	55,000	---	*
Edward M. Giles	83,333	*	50,000	---	*
Alex Partners, LLC(4)	46,666	*	46,666	---	*
Compass MAV LLC	45,720	*	45,720	---	*
Ardara Capital LP	45,000	*	45,000	---	*
The 2000 Welch Charitable Remainder Unitrust Agreement II	167,779	*	44,445	---	*
John Q. Joubert & Terri L. Joubert, JTWROS	44,000	*	44,000	---	*
Kingsbrook Opportunities Master Fund LP	40,000	*	40,000	---	*
Phase Five Partners LP	35,000	*	35,000	---	*
Sio Partners Master Fund, LP	33,857	*	33,857	---	*
Compass Offshore MAV LTD	28,188	*	28,188	---	*
Iroquois Capital Investment Group LLC	52,166	*	25,000	---	*
Iroquois Master Fund Ltd	35,868	*	25,000	---	*
HFR HE Sphera Global Health Master Trust	18,000	*	18,000	---	*
Donna Kash custodian Colby Kash UTMA NY	11,111	*	11,111	---	*
Donna Kash custodian Zena Kash UTMA NY	11,111	*	11,111	---	*
Kash Flow 18 LLC	11,111	*	11,111	---	*
Shantal Kash	11,111	*	11,111	---	*
The Jared Kash 2014 Trust dtd 8/16/2014 Donna Kash trustee	11,111	*	11,111	---	*

*	Less than 1%

(1)	Assumes the sale of all shares offered in this prospectus.

(2)
The Del Mar Consulting Group, Inc. has provided certain consulting services to the Company. As of October 5, 2018, 12,000 of the shares offered hereby remain subject to vesting restrictions, including a prohibition on transfer prior to vesting by the selling stockholder.

(3)
Mark Tompkins is a former director of Max-1, our predecessor, and is a principal of Montrose Capital Partners Limited, which owned an additional 108,160 shares of our common stock as of August 22, 2018.

(4)	Alex Partners, LLC has provided certain consulting services to the Company.

Relationship with Selling Stockholders

August 2018 Private Placement

In connection with the August 2018 Private Placement, we entered into a registration rights agreement with the investors in the private placement, which requires us to file a “resale” registration statement with the SEC covering the shares of common stock issued in the private placement within 30 calendar days from the final closing of the offering.
In connection with this closing of the August 2018 Private Placement, the placement agents received an aggregate of $1.7 million in cash placement fees. We reimbursed up to $87,000 of expenses incurred by the placement agents in connection with the closing of the August 2018 Private Placement.
Consulting Services
On February 1, 2018, we privately issued 145,466 shares of our common stock to certain selling stockholders in connection with consulting services provided by such selling stockholders.

PLAN OF DISTRIBUTION
We are registering the shares of common stock previously issued to permit the resale of these shares by the holders of the common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock.
The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
The selling stockholders and any underwriters, broker-dealers or agents that are involved in selling the common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock. If a selling stockholder is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to this registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
In connection with the August 2018 Private Placement, we entered into a registration rights agreement with the investors in the private placement, which requires us to file a “resale” registration statement with the SEC covering the shares of common stock issued in the private placement within 30 calendar days from the final closing of the private placement. On September 21, 2018, pursuant to the registration rights agreement, we filed a registration statement with the SEC on Form S-1, which was declared effective by the SEC on October 5, 2018, or the Effective Date, to register for resale by the selling stockholders named in this prospectus up to 5,034,683 shares of our common stock. The registration rights agreement further requires that we keep the registration statement of which this prospectus forms a part effective for three years from the Effective Date or until the date on which all of the shares required to be registered by us have been transferred other than to certain enumerated permitted assignees under the registration rights agreement.

LEGAL MATTERS
The validity of the shares of our common stock being offered by this prospectus have been passed upon for us by Sidley Austin LLP, Palo Alto, California.

EXPERTS
The consolidated financial statements of Exicure, Inc. as of December 31, 2019 and 2018, and for each of the years in the two-year period ended December 31, 2019, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 consolidated financial statements refers to the adoption of Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 842, Leases.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.
Copies of certain information filed by us with the SEC are also available on our website at www.exicuretx.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 000-55764 for documents filed with the SEC prior to July 30, 2019 and 001-39011 for documents filed with the SEC on or after July 30, 2019. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 10, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 14, 2020;

•	our Current Reports on Form 8-K, filed with the SEC on March 3, 2020, March 5, 2020, March 30, 2020, May 14, 2020, and June 8, 2020;

•
the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on July 30, 2019, including any further amendments thereto or reports filed for the purposes of updating this description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Exicure, Inc., Attention: Corporate Secretary, c/o Exicure, Inc., at 8045 Lamon Avenue, Suite 410, Skokie, Illinois 60077. Our telephone number is (847) 673-1700. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Exicure. The SEC’s Internet site can be found at www.sec.gov. We maintain a website at www.exicuretx.com, to which we regularly post copies of our press releases as well as additional information about us. Our filings with the SEC will be available free of charge through the website as soon as reasonably practicable after being electronically filed with or furnished to the SEC. Information contained in our website is not a part of, nor incorporated by reference into, this prospectus or our other filings with the SEC, and should not be relied upon.

UP TO 5,034,683 SHARES OF COMMON STOCK

Common Stock

PROSPECTUS

, 2020

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered, all of which will be borne by us. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$3,058.87
Accounting fees and expenses	35,000.00
Legal fees and expenses	125,000.00
Printing, placement agent and miscellaneous fees and expenses	1,771,149.00
Total	$1,934,207.87

Item 15. Indemnification of Directors and Officers.
We are incorporated under the laws of the State of Delaware. Under Section 145 of the Delaware General Corporation Law, or DGCL, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act. Section 145 of the DGCL generally provides that a Delaware corporation has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.
Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that (i) to the fullest extent permitted by the DGCL, a director shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director; (ii) require us to indemnify and hold harmless our directors and officers to the fullest extent permitted by applicable law, except that we will not be required to indemnify or hold harmless any director or officer in connection with any proceeding initiated by such person unless the proceeding was authorized by our board of directors; and (iii) provide that we will pay expenses to any director or officer prior to the final disposition of the proceeding, provided that such advancements shall be made only upon receipt of an undertaking by such director or officer to repay all amounts advanced if it should be ultimately determined that such director or officer is not entitled to indemnification under the amended and restated bylaws of or otherwise. Under our amended and restated bylaws, such rights shall not be exclusive of any other rights acquired by directors and officers, including by agreement. We believe that these provisions of our amended and restated certificate of incorporation and amended and restated bylaws are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate our directors’ or officers’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability pursuant to Section 174 of the DGCL, for breach of such director’s duty of loyalty to us, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that such director believes to be contrary to our best interests or the best interests of our stockholders, for any transaction from which such director derived an improper personal benefit, for acts or omissions involving a reckless disregard for such director’s duty to us or to our stockholders when such director was aware or should have been aware of a risk of serious injury to us or to our stockholders, for acts or omission that constitute an unexcused pattern of inattention that amounts to an abdication of such director’s duty to us or to our stockholders, for improper transactions between such director and us and for improper loans to directors and officers. These provisions also do not affect a director’s responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

As permitted by Delaware law, we have entered into indemnification agreements with each of our current directors and officers pursuant to the foregoing provisions. These agreements provide for the indemnification of our directors and executive officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought or threatened to be brought against them by reason of the fact that they are or were our agents. We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.
Item 16. Exhibits.

Exhibit No.	Exhibit Description	Form	Exhibit No.	Filing Date	File No.
2.1†	Agreement and Plan of Merger and Reorganization, dated September 26, 2017, by and among Max-1 Acquisition Corporation, Max-1 Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and Exicure OpCo, a Delaware corporation.	8-K	2.1	10/2/2017	000-55764
4.1	Form of Warrant to Purchase Shares of Common Stock issued to Placement Agent.	8-K	4.1	10/2/2017	000-55764
4.2	Form of Registration Rights Agreement by and among the Company and the persons named therein.	8-K	4.2	10/2/2017	000-55764
4.3	Form of Registration Rights Agreement by and among the Company and the persons named therein.	8-K	4.1	8/28/2018	000-55764
4.4	Description of Securities.	10-K	4.4	3/10/2020	001-39011
5.1	Opinion of Sidley Austin LLP.	S-1	5.1	9/21/2018	333-227475
23.1*	Consent of KPMG LLP.
23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1).	S-1	5.1	9/21/2018	333-227475
24.1*	Power of Attorney (included on signature page)

* Filed herewith.
† Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. We hereby undertake to furnish supplementally a copy of any of the omitted schedules and exhibits to the SEC on a confidential basis upon request.
Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Skokie, State of Illinois, on June 8, 2020.
EXICURE, INC.

By:    /s/ David A. Giljohann
David A. Giljohann, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY
We, the undersigned directors and officers of Exicure, Inc. (the Company), severally constitute and appoint David A. Giljohann and David S. Snyder, and each of them singly, our true and lawful attorneys, with full powers of substitution and resubstitution to them, and to each of them singly, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in their names and behalf in their capacities as officers and/or directors to enable Exicure, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and ratifying and confirming all that said attorneys-in-fact agents, or any of them, or his or her substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney does not revoke any power of attorney previously granted by the undersigned, or any of them.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE
/s/ David A. Giljohann David A. Giljohann, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	June 8, 2020
/s/ David S. Snyder David S. Snyder	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 8, 2020
/s/ Timothy P. Walbert Timothy P. Walbert	Director and Chairman of the Board of Directors	June 8, 2020
/s/ David R. Walt David R. Walt, Ph.D.	Director	June 8, 2020
/s/ Jay R. Venkatesan Jay R. Venkatesan, M.D.	Director	June 8, 2020
/s/ Helen S. Kim Helen S. Kim	Director	June 8, 2020
/s/ Jeffrey L. Cleland Jeffrey L. Cleland	Director	June 8, 2020
/s/ Bosun Hau Bosun Hau	Director	June 8, 2020
/s/ Chad A. Mirkin Chad A. Mirkin, Ph.D.	Director	June 8, 2020
/s/ Bali Muralidhar Bali Muralidhar, M.D., Ph.D.	Director	June 8, 2020